                                                                     Exhibit (4)



                           MERRILL LYNCH & CO., INC.


                                      and


                        CITIBANK, N.A., as Warrant Agent


                              ____________________


                               WARRANT AGREEMENT


                          dated as of November 3, 1994


                              ____________________

         2,200,000 CONSTANT MATURITY U.S. TREASURY YIELD INCREASE
                      WARRANTS, EXPIRING JANUARY 25, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
PARTIES......................................................................  1

RECITALS.....................................................................  1

                                   ARTICLE I

                           ISSUANCE, FORM, EXECUTION,
                     DELIVERY AND REGISTRATION OF WARRANTS

     SECTION 1.01.  Issuance of Warrants; Book-Entry
                    Procedures; Successor Depository........................  1
     SECTION 1.02.  Form, Execution and Delivery of Global
                    Warrant Certificate.....................................  3
     SECTION 1.03.  Global Warrant Certificate..............................  4
     SECTION 1.04.  Registration of Transfers and Exchanges.................  4
     SECTION 1.05.  Warrant Certificates....................................  4

                                   ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

     SECTION 2.01.  Duration of Warrants...................................   8
     SECTION 2.02.  Exercise and Delivery of Warrants......................   8
     SECTION 2.03.  Early Exercise of the Warrants.........................  10
     SECTION 2.04.  Covenant of the Company................................  12
     SECTION 2.05.  Return of Global Warrant Certificate...................  12
     SECTION 2.06.  Return of Money Held Unclaimed
                     for Two Years.........................................  12
     SECTION 2.07.  Designation of Agent for Receipt of
                     Notice................................................  13

                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                               RIGHTS OF HOLDERS

     SECTION 3.01.  Holder of Warrant May Enforce Rights...................  13
     SECTION 3.02.  Merger, Consolidation, Sale, Transfer or
                     Conveyance............................................  13

                                   ARTICLE IV

                            CANCELLATION OF WARRANTS

     SECTION 4.01.  Cancellation of Warrants...............................  14
     SECTION 4.02.  Treatment of Holders...................................  14

                                 ARTICLE V

                          CONCERNING THE WARRANT AGENT

     SECTION 5.01.  Warrant Agent.........................................  14
     SECTION 5.02.  Conditions of Warrant Agent's
                     Obligations..........................................  15
     SECTION 5.03.  Resignation and Appointment of
                     Successor............................................  17

                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01.  Amendment.............................................  18
     SECTION 6.02.  Notices and Demands to the Company and
                     Warrant Agent........................................  19
     SECTION 6.03.  Addresses for Notices.................................  19
     SECTION 6.04.  Notices to Holders....................................  20
     SECTION 6.05.  Applicable Law........................................  20
     SECTION 6.06.  Obtaining of Governmental Approvals...................  20
     SECTION 6.07.  Persons Having Rights Under Warrant
                     Agreement............................................  20
     SECTION 6.08.  Headings..............................................  20
     SECTION 6.09.  Counterparts..........................................  21
     SECTION 6.10.  Inspection of Agreement...............................  21
SIGNATURES................................................................  21

EXHIBIT A - Form of Global Warrant Certificate

                               WARRANT AGREEMENT


          THIS AGREEMENT, dated as of November 3, 1994, between MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States, as Warrant Agent (the "Warrant Agent"),

                        W I T N E S S E T H   T H A T :

          WHEREAS, the Company proposes to sell warrants (the "Warrants" or, individually, a "Warrant") representing the right to receive from the Company the Cash Settlement Value (as defined herein) in U.S. dollars computed by reference to increases in the CMT Yield (as defined below); and

          WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer and exercise of the Warrants, and wishes to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

          NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                           ISSUANCE, FORM, EXECUTION,
                     DELIVERY AND REGISTRATION OF WARRANTS

          SECTION 1.01. Issuance of Warrants; Book-Entry Procedures;
                        --------------------------------------------
Successor Depository.
- --------------------
          (a) The Warrants shall initially be represented by a single certificate (the "Global Warrant Certificate"). Each Warrant shall represent the right, subject to the provisions contained herein and in the Global Warrant Certificate, to receive the Cash Settlement Value, if any, (as defined in paragraph (d) of Section 2.02) of such Warrant. In no event shall Holders (as defined in Section 4.02) be entitled to receive any interest on any Cash Settlement Value. Beneficial owners of interests in the Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing the Warrants; provided, however, that if (i) the Depository (as defined in Section 1.01(b)) is at any time unwilling or unable to continue as Depository for the Warrants and a successor Depository is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under applicable law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will issue Warrants in definitive form in exchange for the Global Warrant Certificate. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant Certificate. In any such instance, and in accordance with the provisions of this Agreement, each beneficial owner of an interest in the Global Warrant Certificate will be entitled to have a number of Warrants equivalent to such owner's beneficial interest in the Global Warrant Certificate registered in its name and will be entitled to physical delivery of such Warrants in definitive form by the Depository Participant (as defined in Section 1.01(c)) through which such owner's beneficial interest is reflected. The provisions of Section 1.05 shall apply only if, and when, Warrants in definitive form ("Warrant Certificates") are issued hereunder. Unless the context shall otherwise require, all references in this Agreement to the Global Warrant Certificate shall include the Warrant Certificates in the event that Warrant Certificates are issued.

          (b) The Global Warrant Certificate shall be deposited with the Depository or its agent (the term "Depository", as used herein, initially refers to The Depository Trust Company and includes any successor depository selected by the Company as provided in Section 1.01(d)) for credit to the accounts of the Depository Participants as shown on the records of the Depository from time to time.

          (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depository selected by the Company for the Warrants. The Warrant holdings of Depository Participants will be recorded on the books of the Depository. The holdings of customers of Depository Participants will be reflected on the books and records of such Depository Participants and will not be known to the Warrant Agent, the Company or to the Depository. "Depository Participants" include securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations which are participants in the Depository's system. The Global Warrant Certificate will be held by the Depository or its agent.

          (d) The Company may from time to time select a new entity to act as Depository and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided in Section 1.04 as promptly as possible. Appropriate changes may be made in the Global Warrant Certificate and the related notices delivered in connection with an exercise of Warrants to reflect the selection of the new Depository.

          SECTION 1.02.  Form, Execution and Delivery of Global Warrant
                         ----------------------------------------------
Certificate.  The Global Warrant Certificate shall be in registered form and
- -----------
substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depository, or to conform to usage. The Global Warrant Certificate shall be signed on behalf of the Company by its President, Chairman of the Board, officer serving as Chief Financial Officer, Treasurer, any Executive Vice President or any Vice President, manually or by facsimile signature, and a facsimile of its corporate seal shall be impressed, imprinted or engraved thereon, which shall be attested by its Secretary or any Assistant Secretary, either manually or by facsimile signature. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of the Global Warrant Certificate that has been duly authenticated and delivered by the Warrant Agent.

          In case any officer of the Company who shall have signed the Global Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Global Warrant Certificate so signed shall have been authenticated and delivered by the Warrant Agent to the Company or delivered by the Company, such Global Warrant Certificate nevertheless may be authenticated and delivered as though the person who signed such Global Warrant Certificate had not ceased to be such officer of the Company; and the Global Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Global Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

          SECTION 1.03.  Global Warrant Certificate .  A Global Warrant
                         --------------------------
Certificate relating to 2,200,000 Warrants originally issued may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement. The Warrant Agent is authorized, upon receipt of the Global Warrant Certificate from the Company, duly executed on behalf of the Company, to authenticate such Global Warrant Certificate. The Global Warrant Certificate shall be manually authenticated and dated the date of its authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated. The Warrant Agent shall authenticate and deliver the Global Warrant Certificate to or upon the written order of the Company.

          SECTION 1.04.  Registration of Transfers and Exchanges.  Except as
                         ---------------------------------------
otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in the records of the Warrant Agent only to the Depository, to a nominee of the Depository, to a successor Depository, or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly signed by the registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Warrants as evidenced by the Global Warrant Certificate at the time of such registration of transfer.

          The Global Warrant Certificate may be transferred as provided above at the option of the Holder thereof when surrendered to the Warrant Agent at its office or agency maintained for the purpose of transferring any of the Warrants, which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), and which is, on the date of this Agreement, 111 Wall Street, New York, New York 10043 Attention: Corporate Trust Services, or at the office of any successor Warrant Agent as provided in Section 5.03, in exchange for another Global Warrant Certificate of like tenor and representing a like number of Warrants.

          SECTION 1.05.  Warrant Certificates.  Any Warrant Certificates issued
                         --------------------
in accordance with Section 1.01(a) shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are necessary or desirable for individual Warrant Certificates, and may represent any integral multiple of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Global Warrant Certificate.

          Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent, which shall manually authenticate and deliver the same to or upon the written order of the Company. Each Warrant Certificate shall be dated the date of its authentication.

          No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so authenticated has been duly issued hereunder.

          Warrant Certificates delivered in exchange for the Global Warrant Certificate shall be registered in such names and addresses (including tax identification numbers) and in such denominations as shall be requested in writing by the Depository or its nominee in whose name the Global Warrant Certificate is registered, upon written certification to the Company and the Warrant Agent in form satisfactory to each of them of a beneficial ownership interest in the Global Warrant Certificate.

          The Company shall cause to be kept at an office of the Warrant Agent in The City of New York a register (the register maintained in such office and in any other office or agency maintained by or on behalf of the Company for such purpose being herein sometimes collectively referred to as the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and the transfer of Warrant Certificates. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and the transfer of Warrant Certificates as herein provided.

          Upon surrender for registration of a transfer of a Warrant Certificate at an office or agency of the Company maintained for such purpose, the Company shall execute, and the Warrant Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number.

          At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number, upon surrender of the Warrant Certificates to be exchanged at such office or agency. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall authenticate and deliver, the Warrant Certificates which the Holder making the exchange is entitled to receive.

          All Warrant Certificates issued upon any registration of a transfer or an exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations of the Company, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered upon such registration of a transfer or an exchange.

          Every Warrant Certificate presented or surrendered for registration of a transfer or for an exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of a transfer or an exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of a transfer or an exchange of Warrant Certificates.

          If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

          If there shall be delivered by a Holder to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless and (iii) funds sufficient to cover any cost or expense to the Company (including any fees charged by the Warrant Agent) relating to the issuance of a new Warrant Certificate, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Warrant Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

          Every new Warrant Certificate issued pursuant to this Section 1.05 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

          The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

          Prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the person in whose name such Warrant Certificate is registered as the owner of such Warrant Certificate for all purposes hereunder whatsoever, whether or not such Warrant Certificate has been transferred and neither the Company, the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by notice to the contrary.

          All Warrant Certificates surrendered for registration of transfer or exchange shall, if surrendered to any person other than the Warrant Agent, be delivered to the Warrant Agent and shall be promptly cancelled by it. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be authenticated in lieu of or in exchange for any Warrant Certificates cancelled as provided in this Section 1.05, except as expressly permitted by this Warrant Agreement. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of as directed by the Company.

                                 ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

          SECTION 2.01.  Duration of Warrants.  Subject to the limitations
                         --------------------
described herein, each Warrant evidenced by the Global Warrant Certificate will expire on January 25, 1996 (the "Expiration Date") or such earlier date as described in Section 2.03 herein.

          SECTION 2.02.  Exercise and Delivery of Warrants.
                         ---------------------------------
          (a) The Warrants will be automatically exercised on the fifth New York Business Day immediately preceding the Expiration Date or, if an Early Expiration Date occurs, the New York Business Day immediately preceding the Early Expiration Date (the "Exercise Date").

          (b) On the Exercise Date, the Warrant Agent shall: (i) obtain the Spot Yield from the Calculation Agent; (ii) determine the Cash Settlement Value of the Warrants; (iii) advise the Company of the aggregate Cash Settlement Value of the Warrants and advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or pursuant to Section 2.03 shall be by telephone and shall be promptly confirmed in writing. Any notice to be given by the Calculation Agent to the Warrant Agent pursuant to this Section 2.02 or pursuant to Section 2.03 shall be by facsimile transmission to the address of the Warrant Agent set forth in Section 6.03.

          (c) If no Early Expiration Date occurs, the Company will make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the Expiration Date, or, if the Expiration Date is not a New York Business Day, on the next succeeding New York Business Day (the "Settlement Date"), funds in an amount sufficient to pay such Cash Settlement Value. Provided that the Company has made adequate funds available to the Warrant Agent in such manner, the Warrant Agent will make payment by check to the Depository, after 3:00 P.M., New York City time, but prior to the close of business, on such Settlement Date. Any such payment will be in the amount of the aggregate Cash Settlement Value in respect of the Warrants.

          (d) "Cash Settlement Value" of a Warrant is an amount which is the greater of:

          (i) $100 x 4 x (Spot Yield - Strike Yield) and

          (ii) $0.

          The "Strike Yield" equals 6.78%. The "Spot Yield" will equal the CMT Yield on the Exercise Date and the CMT Yield will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") as follows:

          (i) The CMT Yield will equal the rate which appears on Telerate Page 7052, "WEEKLY AVG YIELDS ON TREASURY CONSTANT MATURITIES", under the column entitled "2 YR", which appears as of 2:30 P.M., New York City time, on the Exercise Date. "Telerate Page 7052" means the display designated as page 7052 on the Dow Jones Telerate Service (or such page as may replace page 7052 on that service for the purpose of displaying the yield described in clause (ii)).

          (ii) If the CMT Yield as described in clause (i) is not available by 2:30 P.M., New York City time, on the Exercise Date, the CMT Yield will equal the one-week average yield on 2-year United States Treasury securities at "constant maturity", as published in the most recent H.15(519) (as defined below) available on the Exercise Date, in the column "Week Ending" for the most recent date opposite the heading "Treasury constant maturities, 2-Year." "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System.

          (iii) If the most recent H.15(519) available on the Exercise Date as described in clause (ii) above was published more than fourteen calendar days prior to the Exercise Date, the CMT Yield will equal the one-week average yield on 2-year United States Treasury securities at "constant maturity" as otherwise announced by the Federal Reserve Bank of New York on the Exercise Date for the preceding week.

          (iv) If the CMT Yield as described in clause (iii) is not announced by 3:00 P.M., New York City time, on the Exercise Date, the CMT Yield will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 days, applied on a daily basis) based on the arithmetic mean of the secondary market offer prices as of approximately 3:30 P.M., New York City time, on the Exercise Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately two years, a remaining term to maturity of not less than one year and in an amount of $100,000,000. If three or four (and not five) of such dealers are quoting as described in this clause
(iv), then the CMT Yield will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations will be eliminated.

          (v) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (iv), the CMT Yield will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 days, and applied on a daily basis) based on the arithmetic mean of the secondary market offer prices as of approximately 3:30 P.M., New York City time, on the Exercise Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of approximately ten years, a remaining term to maturity closest to two years and in an amount of $100,000,000. If three or four (and not five) of such dealers are quoting as described in this clause, then the CMT Yield will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotes will be eliminated. If two Treasury Notes with an original maturity of approximately ten years have remaining terms to maturity equally close to two years, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).


          SECTION 2.03.  Early Exercise of the Warrants.
                         ------------------------------
          (a) In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), the Warrants will expire on the date such delisting or trading suspension becomes effective (an "Early Expiration Date") and the Warrants will be automatically exercised on the New York Business Day immediately preceding the Early Expiration Date. The Company will advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred and that the Warrants are not accepted for listing on another Self-Regulatory Organization, but in no event will such notice be given to the Warrant Agent later than 5:00 P.M., New York City time, on the second New York Business Day preceding the

Early Expiration Date.

          (b) The Warrants will expire on the date that any of the following events occur (any such date also being an "Early Expiration Date") and the Warrants will be automatically exercised as of the New York Business Day immediately preceding the Early Expiration Date:

               (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (ii) the Company commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

          (c) The Warrant Agent shall, on the New York Business Day following the Exercise Date as determined pursuant to subsection (a) or (b) above, (i) obtain the Spot Yield from the Calculation Agent and determine the Cash Settlement Value, if any, in the manner provided in paragraph (d) of Section 2.02, (ii) advise the Company of the Spot Yield and the Cash Settlement Value, if any, of the Warrants evidenced by the Global Warrant Certificate, and (iii) advise the Company of such other matters relating to the Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner which shall, in no event, be later than 3:00 P.M., New York City time, on the fifth New York Business Day following the Early Expiration Date, the Warrant Agent will make its check (or another form of payment in accordance with existing arrangements between the Warrant Agent and the Depository) available to the Depository against receipt by the Warrant Agent from the Depository of the Global Warrant Certificate on the fifth New York Business Day following the Early Expiration Date, such check to be in the amount of the aggregate Cash Settlement Value in respect of the number of Warrants evidenced by the Global Warrant Certificate at the close of business on the Early Expiration Date. The Warrant Agent shall promptly cancel the Global Warrant Certificate following its receipt thereof from the Depository.

          (d) The Company will notify the Holders and, if the Global Warrant Certificate is still outstanding, beneficial owners of interests in the Global Warrant Certificate, or will cause such owners to be notified, as promptly as is practicable, of any expected delisting or suspension of trading of the Warrants.

          (e) If the Warrants are simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 as amended), from and after such date all references in this Section 2.03 shall continue to apply, but each reference to the "American Stock Exchange" herein shall be deemed to refer to such other Self-Regulatory Organization.

          SECTION 2.04.  Covenant of the Company.  The Company covenants, for
                         -----------------------
the benefit of the Holders, that it will not seek the delisting of the Warrants from, or suspension of their trading on, the American Stock Exchange.

          SECTION 2.05.  Return of Global Warrant Certificate.  At such time as
                         ------------------------------------
all of the Warrants have been automatically exercised or otherwise cancelled, the Warrant Agent shall destroy the cancelled Global Warrant Certificate unless the Company directs it to return it.

          SECTION 2.06.  Return of Money Held Unclaimed for Two Years.  Any
                         --------------------------------------------
money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value shall have become due and payable, shall, unless otherwise required by applicable law, be repaid by the Warrant Agent to the Company and the Holder of such Warrants shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided, however, that the Warrant Agent, before making any such repayment, may at the expense of the Company notify the Holders concerned that said money has not been so applied and remains unclaimed and that after a date named therein any unclaimed balance of said money then remaining will be returned to the Company.

          SECTION 2.07.  Designation of Agent for Receipt of Notice.  The
                         ------------------------------------------
Company may from time to time designate in writing to the Warrant Agent a designee for receipt of all notices required to be given by the Warrant Agent pursuant to this Article II and all such notices thereafter shall be given in the manner herein provided by the Warrant Agent to such designee.


                                  ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

          SECTION 3.01.  Holder of Warrant May Enforce Rights.  Notwithstanding
                         ------------------------------------
any of the provisions of this Agreement, any Holder, without the consent of the Warrant Agent, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to receive payment for his Warrants as provided in the Global Warrant Certificate and in this Agreement.

          SECTION 3.02.  Merger, Consolidation, Sale, Transfer or Conveyance.
                         ---------------------------------------------------
The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the payment of the Cash Settlement Value with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement and the Global Warrant Certificate to be performed by the Company. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, a new Global Warrant Certificate representing the Warrants not theretofore exercised, in exchange and substitution for the Global Warrant Certificate theretofore issued. Such Global Warrant Certificate shall in all respects have the same legal rank and benefit under this Agreement as the Global Warrant Certificate theretofore issued in accordance with the terms of this Agreement as though such new Global Warrant Certificate had been issued at the date of the execution hereof. In any case of any such consolidation, merger, sale, lease or conveyance of substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Global Warrant Certificate as may be appropriate.

          The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of substantially all of the assets of the Company complies with the provisions of this Section 3.02 and that the assumption of this Agreement by the successor or assuming corporation is effective.


                                   ARTICLE IV

                            CANCELLATION OF WARRANTS

          SECTION 4.01.  Cancellation of Warrants.  In the event the Company
                         ------------------------
shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company and upon notification to the Warrant Agent, be surrendered free through a Depository Participant for credit to the account of the Warrant Agent at the Depository and if so credited the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent. No Warrant shall be issued in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

          SECTION 4.02.  Treatment of Holders.  The Company, the Warrant Agent
                         --------------------
and any agent of the Company or the Warrant Agent may deem and treat the person in whose name the Global Warrant Certificate shall be registered in the records of the Warrant Agent as the absolute owner of such Global Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) (the "Holder") for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary. This Section 4.02 shall be without prejudice to the rights of Holders as described elsewhere herein.


                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

          SECTION 5.01.  Warrant Agent.  (a)  The Company hereby appoints
                         -------------
Citibank, N.A. as Warrant Agent of the Company in respect of the Warrants and Global Warrant Certificate upon the terms and subject to the conditions set forth herein and in the Global Warrant Certificate; and Citibank, N.A. hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Global Warrant Certificate and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

     (b) The Warrant Agent covenants and agrees to maintain offices, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Warrant Agreement, including without limitation the computation of the Cash Settlement Value and the timely settlement of the Warrants upon exercise thereof.

          SECTION 5.02.  Conditions of Warrant Agent's Obligations.  The Warrant
                         -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof and of the Global Warrant Certificates including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrants shall be subject:

          (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with it acting as such Warrant Agent hereunder or with respect to the Warrants or the Global Warrant Certificate, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

          (b) In acting under this Agreement and in connection with the Global Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrants.

          (c) The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Global Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire an interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

          (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Global Warrant Certificate nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

          (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Global Warrant Certificate (except its authentication thereof).

          (h) The recitals contained herein and in the Global Warrant Certificate (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same.

          (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Global Warrant Certificate specifically set forth and no implied duties or obligations shall be read into this Agreement or the Global Warrant Certificate against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of the Global Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Global Warrant Certificate or in the case of the receipt of any written demand from a Holder of a Warrant with respect to such default, except as provided in Section 6.02 hereof, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

          (j) Unless herein or in the Global Warrant Certificate otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company made or given by the Company under any provision of this Agreement shall be sufficient if signed by its President, Chairman of the Board, officer serving as Chief Financial Officer, Treasurer, any Executive Vice President or any Vice President.

          SECTION 5.03.  Resignation and Appointment of Successor.
                         ----------------------------------------
          (a) The Company agrees, for the benefit of the Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants have expired.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent, and acceptance of such appointment by such successor Warrant Agent, as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office south of Chambers Street in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent and shall survive the termination of this Agreement.

          (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.01.  Amendment.  (a)  This Agreement, the Global Warrant
                         ---------
Certificate and any other Warrant Certificates issued pursuant hereto may be amended by the Company and the Warrant Agent, without the consent of the Holder of the Global Warrant Certificate or the Holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, for the purpose of appointing a successor Depository in accordance with paragraph (d) of Section 1.01, for the purpose of issuing Warrants in definitive form in accordance with paragraph (a) of Section 1.01, or in any other manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants. Notwithstanding anything in this
Section 6.01 to the contrary, this Agreement may not be amended to provide for the authentication by the Warrant Agent of one or more Global Warrant Certificates evidencing in excess of 2,200,000 Warrants originally issued unless and until the Warrant Agent has received notice from the American Stock Exchange or any successor Self-Regulatory Organization that additional Warrants in excess of 2,200,000 Warrants originally issued have been approved for listing on such exchange.

          (b) The Company and the Warrant Agent may modify or amend this Agreement and the terms of the Global Warrant Certificate or any other Warrant Certificates issued pursuant hereto, with the consent of the Holders holding not fewer than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the Spot Yield so as to adversely affect the Holders, shortens the period of time remaining to the Expiration Date or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of the number of outstanding Warrants the consent of the Holders of which is required for modification or amendment of this Agreement or the terms of the Global Warrant Certificate or any other Warrant Certificates issued pursuant hereto may be made without the consent of each Holder affected thereby.

          SECTION 6.02.  Notices and Demands to the Company and Warrant Agent.
                         ----------------------------------------------------
If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Global Warrant Certificate, the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 6.03.  Addresses for Notices.  Any communications from the
                         ---------------------
Company to the Warrant Agent with respect to this Agreement shall be addressed to Citibank, N.A., 120 Wall Street, New York, NY 10043, (facsimile: (212) 480-
1613) (telephone: (212) 412-6209), Attention: Corporate Trust Services; any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Merrill Lynch & Co., Inc., South Tower, World Financial Center, 225 Liberty Street, New York, NY 10080-6107 (facsimile:
(212) 236-6004) (telephone: (212) 236-6113), Attention: Treasurer (first copy) and Merrill Lynch & Co., Inc., 100 Church Street,

12th Floor, New York, NY 10007 (facsimile: (212) 602-8436) (telephone: (212) 602-8444), Attention: Corporate Secretary (second copy); and any communications from the Warrant Agent to the Calculation Agent with respect to this Agreement shall be addressed to Merrill Lynch, Pierce, Fenner & Smith, World Financial Center, North Tower, 250 Vesey Street, New York, NY, 10281 Attention: Richard George (facsimile: (212) 449-8920) (telephone: (212) 449-6177) (or such other address as shall be specified in writing by the Warrant Agent, the Company or the Calculation Agent, respectively).

          SECTION 6.04.  Notices to Holders.  The Company or the Warrant Agent
                         ------------------
may cause to have notice given to the beneficial owners of interests in the Global Warrant Certificate by providing the Depository with a form of notice to be distributed by the Depository to Depository Participants in accordance with the customs and practices of the Depository.

          SECTION 6.05.  Applicable Law.  The validity, interpretation and
                         --------------
performance of this Agreement and each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such State.

          SECTION 6.06.  Obtaining of Governmental Approvals. The Company will
                         -----------------------------------
from time to time take all actions which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the American Stock Exchange and securities acts filings under United States Federal and State laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants, the Global Warrant Certificate and the exercise of the Warrants.

          SECTION 6.07.  Persons Having Rights Under Warrant Agreement.  Nothing
                         ---------------------------------------------
in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the registered Holders of the Warrant Certificate.

          SECTION 6.08.  Headings.  The descriptive headings of the several
                         --------
Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.09.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 6.10.  Inspection of Agreement.  A copy of this Agreement
                         -----------------------
shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the Depository Participants and the Holders.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                              MERRILL LYNCH & CO., INC.


                              By  __________________________
                                         Theresa Lang
                                          Treasurer


                              CITIBANK, N.A.


                              By  __________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT A


THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN CERTIFICATED FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                                   CUSIP No. 590188 16 5

                           GLOBAL WARRANT CERTIFICATE

                                  representing
   up to 2,200,000 Constant Maturity U.S. Treasury Yield Increase   Warrants,
                           Expiring January 25, 1996


                           MERRILL LYNCH & CO., INC.

          This certifies that CEDE & Co. or registered assigns is the registered Holder of 2,200,000 Constant Maturity U.S. Treasury Yield Increase Warrants, Expiring January 25, 1996 (the "Warrants") or such lesser amount as is indicated in the records of Citibank, N.A., as Warrant Agent. Each Warrant entitles the beneficial owner thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from Merrill Lynch & Co., Inc. (the "Company") the cash settlement value, if any, (the "Cash Settlement Value") specified in Section 2.02(d) of the Warrant Agreement. The Holder hereof will not be entitled to any interest on any Cash Settlement Value to which it is otherwise entitled (unless the Company shall default in the payment of such Cash Settlement Value). The Warrants shall be automatically exercised on the fifth New York Business Day immediately preceding January 25, 1996 (the "Expiration Date") or, if an Early Expiration Date occurs, the New York Business Day immediately preceding the Early Expiration Date (the "Exercise Date") as further described below and as provided in the Warrant Agreement. The term "New York

                                                                       EXHIBIT A
                                                                       ---------
                                                                          Page 2

Business Day", as used herein, means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

          This Global Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of November 3, 1994 (the "Warrant Agreement"), between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions all beneficial owners of the Warrants evidenced by this Global Warrant Certificate and the Holder of this Global Warrant Certificate consent by acceptance hereof by the Depository (as defined below). Copies of the Warrant Agreement are on file at the Warrant Agent Office of the Warrant Agent in The City of New York. Except as provided in the Warrant Agreement, beneficial owners of the Warrants evidenced by this Global Warrant Certificate will not be entitled to receive definitive Warrants evidencing their Warrants. Warrants will be held through a depository selected by the Company which initially is The Depository Trust Company (the "Depository", which term, as used herein, includes any successor depository selected by the Company as further provided in the Warrant Agreement).

          Capitalized terms included herein but not defined herein have the same meaning assigned thereto in the Warrant Agreement.

          In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), or if certain events in bankruptcy, insolvency or reorganization involving the Company specified in the Warrant Agreement occur, the Warrants shall expire on the date such delisting or trading suspension becomes effective or such event in bankruptcy, insolvency or reorganization occurs (in either case, an "Early Expiration Date") and the Warrants shall be automatically exercised on the New York Business Day immediately preceding the Early Expiration Date. The Cash Settlement Value, if any, of such Warrants will be paid on the fifth New York Business Day following the Early Expiration Date. The Company will advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred

                                                                       EXHIBIT A
                                                                       ---------
                                                                          Page 3

and that the Warrants are not accepted for listing on another Self-Regulatory Organization, but in no event will such notice be given to the Warrant Agent later than 5:00 P.M., New York City time, on the second New York Business Day preceding the Early Expiration Date.

          The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, subject to certain provisions of the Warrant Agreement, except that the Company and the Warrant Agent shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated herein and in the Warrant Agreement.

          Subject to the terms of the Warrant Agreement and certain restrictions set forth above, upon due presentment for registration of transfer of this Global Warrant Certificate at the Warrant Agent Office of the Warrant Agent in New York City, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Warrants as evidenced by this Global Warrant Certificate at the time of such registration of transfer, which shall be issued to the designated transferee in exchange for this Global Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

          This Global Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

                                                                       EXHIBIT A
                                                                       ---------
                                                                          Page 4

          This Global Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date:



                                                       Merrill Lynch & Co., Inc.


                                                    By _________________________
                                                            Treasurer


[SEAL]                                              Attest _____________________
                                                            Secretary

This is one of the Warrants
referred to in the within-mentioned
Warrant Agreement:

CITIBANK, N.A. as Warrant Agent


By __________________________
       Authorized Officer

                                                                       EXHIBIT A
                                                                       ---------
                                                                          Page 5

                 Form of Transfer of Global Warrant Certificate


Citibank, N.A., as Warrant Agent
Corporate Trust Services
111 Wall Street
New York, New York 10043


          , the registered Holder of the Global Warrant Certificate representing all unexercised Merrill Lynch & Co., Inc. Constant Maturity U.S. Treasury Yield Increase Warrants, Expiring January 25, 1996, hereby requests the transfer of such Global Warrant Certificate to

Dated:                                               [NAME OF REGISTERED HOLDER]
                                                     By